Exhibit 5.1

Tel 713.758.2222 Fax 713.758.2346

March 7, 2017

C&J Energy Services, Inc.

3990 Rogerdale Rd.

Houston, Texas 77042

Ladies and Gentlemen:

We have acted as counsel for C&J Energy Services, Inc., a Delaware corporation (the “Company”), with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”) of the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, (a) by the Company of (i) debt securities, which may be either senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”); (ii) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), together with preferred stock purchase rights (the “Rights”), which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock, (and, together with the Debt Securities, the “Securities”); and (b) by one or more selling stockholders named in the Registration Statement, a supplement to the Prospectus (as defined below), a post-effective amendment thereto or a document incorporated by reference therein (the “Selling Stockholders”), of up to 30,000,000 shares of Common Stock, together with the Rights attached thereto (the “Resale Common Stock”).

We have also participated in the preparation of a Prospectus relating to the Securities and the Resale Common Stock (the “Prospectus”), which is contained in the Registration Statement to which this opinion is an exhibit.

In connection with the opinions expressed herein, we have examined, among other things, (i) the Amended and Restated Certificate of Incorporation and the Bylaws of the Company, (ii) the Registration Statement, (iii) the Registration Rights Agreement, dated as of January 6, 2017, by and among C&J Energy Services, Inc. and the parties thereto, (iv) the Rights Agreement, dated as of January 6, 2017, between C&J Energy Services, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, the Prospectus, (vi) the form of Senior Indenture (the “Senior Indenture”) filed as an exhibit to the Registration Statement, (vii) the form of Subordinated Indenture (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”) filed as an exhibit to the Registration Statement and (viii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we have relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Richmond Riyadh San Francisco Taipei Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

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In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement and any subsequent amendments (including additional post-effective amendments), will be effective and comply with all applicable laws; (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable prospectus supplement to the Prospectus; (vi) the applicable Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended; (vii) one or more prospectus supplements to the Prospectus will have been prepared and filed with the Commission describing the Securities offered thereby; (viii) the Indentures, and any supplemental indenture relating to a particular series of Debt Securities, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (ix) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (x) any securities issuable upon conversion, exchange or exercise of any Debt Securities, being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (xi) the Resale Common Stock will be sold in the manner set forth in the Registration Statement and the Prospectus.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1. When (i) the board of directors (the “Board”) of the Company has taken all necessary corporate action to approve the issuance and terms of any such Debt Securities; (ii) the terms of such Debt Securities, and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; and (iii) such Debt Securities have been duly authenticated and delivered in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement and upon payment of the consideration for such Debt Securities as provided for in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities will be legally issued and will

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constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law);

2. With respect to shares of Common Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered, and delivered (or non-certificated shares of Common Stock shall have been properly issued) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, then the shares of Common Stock will be legally issued, fully paid, and nonassessable; and

3. The shares of Resale Common Stock proposed to be sold by the Selling Stockholders have been duly authorized and validly issued and are fully paid and nonassessable.

4. When any shares of Common Stock proposed to be sold by the Company are validly issued, the Rights attached to such shares of Common Stock will be validly issued.

5. The Rights attached to any shares of Resale Common Stock proposed to be sold by the Selling Stockholders have been validly issued.

We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited to the laws of the States of Delaware and New York, the Delaware General Corporation Law and Delaware Limited Liability Company Act (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

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Very truly yours,

/s/ Vinson & Elkins L.L.P.